Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2018 FINANCIAL AND OPERATIONAL RESULTS

February 27, 2019

FORT WORTH, TEXAS — (BUSINESS WIRE) — FTS International, Inc. (NYSE: FTSI) (the “Company” or “FTSI”) today reported its financial and operational results for the fourth quarter and full year 2018.

Michael Doss, FTSI’s Chief Executive Officer, commented “Despite a more challenging market, we delivered solid results in the fourth quarter. Our adjusted EBITDA per fleet was higher than we initially expected even though we experienced lower pricing and more than normal white space in our operations calendar near year-end. We generated healthy free cash flow, allowing us to continue reducing our net debt.”

Fourth Quarter 2018 Compared to the Third Quarter 2018

•                  Revenue was $248.1 million, down from $334.4 million

•                  Net income was $26.5 million, down from $49.6 million

•                  Earnings per share of $0.24, down from $0.45

•                  Adjusted EBITDA was $63.9 million, down from $85.0 million

•                  Adjusted EBITDA per average active fleet was $13.2 million on an annualized basis, down from $15.6 million

•                  Repaid $57.1 million of debt in the fourth quarter and an additional $11.9 million subsequent to the end of the quarter

Full Year 2018 Compared to Full Year 2017

•                  Revenue was $1,543.3 million, up from $1,466.1 million

•                  Net income was $258.4 million, up from $200.7 million

•                  Earnings per share was $6.54.  Adjusting for the timing and impact of the IPO on accretion expense and total shares outstanding, earnings per share was $2.36

•                  Adjusted EBITDA per average active fleet was $17.3 million, up from $16.0 million

•                  Repaid $622.1 million of debt, $319.1 million above IPO proceeds

Operational Update

Average active fleets during the fourth quarter 2018 was 19.3, down from 21.8 in the third quarter 2018. The Company exited the fourth quarter 2018 with 19 active fleets. The Company has 20 fleets active today.

FTSI completed 6,038 stages during the fourth quarter 2018, or 313 stages per active fleet. This compares to 6,991 stages in the third quarter 2018, or 321 stages per active fleet.

Liquidity and Capital Resources

Capital expenditures were $15.6 million in the fourth quarter and $100.5 million in 2018, below the Company’s previous estimate of $105-$110 million in 2018.

During the fourth quarter, the Company repaid $57.1 million of debt to bring the total principal amount of debt outstanding to $507.9 million at year end. Subsequent to year end, FTSI repaid an additional $11.9 million of debt. FTSI intends to continue to repay debt with free cash flow generated in 2019.

At December 31, 2018, FTSI had $177.8 million of cash, resulting in net debt of $330.1 million. As of February 27, 2019, the availability under the Company’s revolving credit facility was $106.1 million. During the fourth quarter 2018, the Company had no borrowings outstanding under its revolving credit facility.

Conference Call & Webcast

FTSI will hold a conference call that will also be webcast on its website on Thursday, February 28, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, Buddy Petersen, Chief Operating Officer and Lance Turner, Chief Financial Officer.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone:                                 Dial (312) 429-1274 at least 10 minutes before the call. A replay will be available through March 21 by dialing (402) 977-9140 and using the conference ID 21915388#.

By Webcast:                    Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is one of the largest providers of hydraulic fracturing services in North America with an operating footprint consisting of five of the most active major unconventional basins in the United States. The Company’s services enhance hydrocarbon flow from oil and natural gas wells drilled by exploration and production, or E&P, companies in shale and other unconventional resource formations. To learn more, visit www.FTSI.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; and acquisition or disposition transaction costs. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. The Company also uses Adjusted EBITDA per average active fleet on an annualized basis, which is a non-GAAP measure and is defined as Adjusted EBITDA divided by the average active fleets per quarter then multiplying the result by four. Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis are used by management to evaluate the operating performance of the business for comparable periods and Adjusted EBITDA is a metric used for management incentive compensation. Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis should not be used by investors or others as the sole basis for formulating investment decisions, as they exclude a number of important items. The Company believes Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis are important indicators of operating performance because they exclude the effects of the Company’s capital structure and certain non-cash items from the Company’s operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company’s operating performance, although FTSI’s definition of Adjusted EBITDA may differ from other industry peer companies.

Adjusted earnings per share represents FTSI’s net income less the reversal of accretion expense for the conversion of FTSI’s convertible preferred stock into shares of common stock in February 2018 divided by the number of shares outstanding during the year ended December 31, 2018 assuming the shares issued and sold in FTSI’s IPO occurred on January 1, 2018 and that those shares remained outstanding throughout the year ended December 31, 2018. The Company believes the use of adjusted earnings per share provides additional information to enable management and FTSI’s investors to facilitate year-over-year performance comparisons and a comparison to the performance of the Company’s peers.

Net debt is a non-GAAP financial measure that FTSI defines as total long-term debt less cash and cash equivalents. The most comparable financial measure to net debt under GAAP is long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the repayment of debt with free cash flow generated in 2019 and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the operations of FTSI; results of litigation, settlements and investigations; the final terms of new and renegotiated supply and customer contracts; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC. The risk factors and other factors noted in FTSI’s filings with the SEC could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Year Ended
(In millions, except per share amounts)	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Revenue
Revenue	$248.1	$324.4	$446.6	$1,450.4	$1,352.7
Revenue from related parties	—	10.0	12.1	92.9	113.4
Total revenue	248.1	334.4	458.7	1,543.3	1,446.1

Operating expenses
Costs of revenue	169.4	222.2	299.9	1,033.2	1,009.8
Selling, general and administrative	21.6	19.7	19.0	87.9	81.0
Depreciation and amortization	22.3	21.1	21.4	84.7	86.6
Impairments and other charges	3.2	10.0	0.4	19.2	1.8
(Gain) loss on disposal of assets, net	(0.3)	(0.1)	0.2	(0.1)	(1.4)
Gain on insurance recoveries	—	—	—	—	(2.9)
Total operating expenses	216.2	272.9	340.9	1,224.9	1,174.9

Operating income	31.9	61.5	117.8	318.4	291.2

Interest expense, net	(9.4)	(10.4)	(21.9)	(49.3)	(86.7)
Gain (Loss) on extinguishment of debt, net	0.9	(0.6)	(1.4)	(9.8)	(1.4)
Equity in net income (loss) of joint venture affiliate	3.0	(0.7)	(0.9)	1.1	(0.8)

Income before income taxes	26.4	49.8	93.6	260.4	202.3
Income tax expense (benefit)	(0.1)	0.2	0.7	2.0	1.6

Net income	$26.5	$49.6	$92.9	$258.4	$200.7

Net income (loss) attributable to common stockholders (a)	$26.5	$49.6	$30.9	$681.6	$(25.9)

Basic and diluted earnings (loss) per share attributable to common stockholders	$0.24	$0.45	$0.60	$6.54	$(0.50)

Shares used in computing basic and diluted earnings (loss) per share	109.4	109.3	51.8	104.2	51.8

(a)         Net loss attributable to common stockholders for 2017, was calculated by subtracting an accreted value attributable to FTSI’s convertible preferred stock from net income. The accretion amount was $62.0 million and $226.6 million for the three- and twelve-month periods ended December 31, 2017, respectively. Net income attributable to common stockholders for 2018 included a $423.2 million reversal of accretion expense previously recognized upon the conversion of FTSI’s convertible preferred stock into shares of common stock in February 2018.

Consolidated Balance Sheets (unaudited)

	Dec. 31,	Dec. 31,
(In millions)	2018	2017

ASSETS
Current assets
Cash and cash equivalents	$177.8	$208.1
Accounts receivable, net	158.3	231.1
Accounts receivable from related parties	—	3.0
Inventories	66.6	44.5
Prepaid expenses and other current assets	7.0	19.9
Total current assets	409.7	506.6

Property, plant, and equipment, net	275.3	270.9
Intangible assets, net	29.5	29.5
Investment in joint venture affiliate	23.2	21.0
Other assets	6.0	3.0
Total assets	$743.7	$831.0

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$101.1	$138.3
Accrued expenses and other current liabilities	31.3	44.4
Total current liabilities	132.4	182.7

Long-term debt	503.2	1,116.4
Other liabilities	1.2	0.4
Total liabilities	636.8	1,299.5

Series A convertible preferred stock (a)	—	349.8

Stockholders’ equity (deficit)
Common stock	36.4	35.9
Additional paid-in capital	4,378.4	3,712.1
Accumulated deficit	(4,307.9)	(4,566.3)
Total stockholders’ equity (deficit)	106.9	(818.3)
Total liabilities and stockholders’ equity (deficit)	$743.7	$831.0

(a)         Recapitalized into common stock directly prior to FTSI’s initial public offering. See FTSI’s SEC filings located on the Company’s website (www.FTSI.com) or the SEC’s website (www.SEC.gov) for details on this recapitalization.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
(In millions except average active fleets)	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net income	$26.5	$49.6	$92.9	$258.4	$200.7
Interest expense, net	9.4	10.4	21.9	49.3	86.7
Income tax expense	(0.1)	0.2	0.7	2.0	1.6
Depreciation and amortization	22.3	21.1	21.4	84.7	86.6
(Gain) loss on disposal of assets, net	(0.3)	(0.1)	0.2	(0.1)	(1.4)
Loss on extinguishment of debt, net	(0.9)	0.6	1.4	9.8	1.4
Stock-based compensation	7.0	3.2	—	15.2	—
Gain on insurance recoveries	—	—	—	—	(2.9)
Adjusted EBITDA	63.9	85.0	138.5	419.3	372.7
Average Active Fleets	19.3	21.8	26.2	24.2	23.3
Annualized Adjusted EBITDA Per Average Active Fleet	$13.2	$15.6	$21.1	$17.3	$16.0

Reconciliation of Long-term Debt to Net Debt

	Dec. 31,	Sep. 30,	Dec. 31,
(In millions)	2018	2018	2017

Long-term debt	$503.2	$559.5	$1,116.4
Add: unamortized discount and debt issuance costs	4.7	5.5	13.6
Total principal amount of debt	507.9	565.0	1,130.0

Less: cash and cash equivalents	177.8	167.2	208.1
Net debt	$330.1	$397.8	$921.9

Calculation of Adjusted 2018 Earnings Per Share

Year Ended
(In millions, except per share amounts)	Dec. 31, 2018

Net income (loss) attributable to common stockholders (a)	$681.6
Less: reversal of accretion expense for the conversion of FTSI’s convertible preferred stock into shares of common stock in February 2018	423.2
Adjusted net income (loss) attributable to common stockholders	258.4

Adjusted earnings per share:
Basic	$2.36
Diluted	$2.36

Adjusted shares used in computing basic and diluted earnings per share (b):
Basic	109.3
Diluted	109.3

(a)         Net income attributable to common stockholders for 2018 included a $423.2 million reversal of accretion expense previously recognized upon the conversion of FTSI’s convertible preferred stock into shares of common stock in February 2018.

(b)         Assumes the shares issued and sold in our IPO occurred on January 1, 2018 and that 109.3 million shares were outstanding throughout the year ended December 31, 2018.